CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Pre-Effective Amendment to the Registration Statement on Form N-14 of Investment Managers Series Trust II regarding the Equinox MutualHedge Futures Strategy Fund and KCM Macro Trends Fund, each a series of the Northern Lights Fund Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 11, 2019